AMENDED AND RESTATED CONSULTING AGREEMENT


     THIS AGREEMENT, effective as of the 27th day of February, 2005, by and between Foamex L.P., a Delaware limited partnership, having an office at 1000 Columbia Avenue, Linwood, PA 19061 (the "Company"), and Robert J. Hay (the "Consultant").

                                   WITNESSETH:

     WHEREAS, the Company and Consultant entered into a consulting agreement, effective as of April 24, 2001 (the "Agreement"), for the purpose of utilizing Consultant's business expertise.

     WHEREAS, the parties desire to amend and restate the Agreement. For purposes of this Agreement, the Company, Foamex International Inc., and its subsidiaries and its affiliates shall collectively be referred to herein as "Foamex".

     NOW, THEREFORE, intending to legally bound the parties hereby agree as follows:

1. RETENTION AND DESCRIPTION OF SERVICES: During the term of this Agreement, Consultant shall work with Foamex's senior and operations management to develop best practices for Foamex's: (i) chemical conversion, (ii) fabrication, and (iii) other supply chain-related activities. Consultant shall devote such time to performing the services as may be reasonably required.

2. TERM OF AGREEMENT: Consultant's services shall be available on an ongoing basis as requested and required by the Company. The term of this Agreement shall be one (1) year (the "Initial Term"). Upon expiration of the Initial Term, the Agreement shall automatically renew for successive one-year periods (each, a "Renewal Term"), unless either party provides at least thirty (30) days prior written notice of termination prior to the end of the Initial Term or any Renewal Term.

3. WHERE SERVICES ARE TO BE PERFORMED: Consultant's services shall be performed at locations requested by the Company.

4.   COMPENSATION:  The  Company  shall pay  Consultant  a  consulting  fee (the
     "Consulting Fee") of $80,000 per year ($6,666.66 per month) for services provided under this Agreement. Payment of the Consulting Fee to Consultant shall be made upon receipt of and approval of Consultant's invoice for the services.

5. TRAVEL AND OTHER EXPENSES: The Company shall reimburse Consultant for all authorized expenses incurred by Consultant for travel or other reasonable expenses as required in connection with the furnishing of services under this Agreement. Reimbursement of such expenses shall be made on the basis of itemized statements submitted by Consultant and including, whenever possible, actual bills, receipts, or other evidence of expenditures.

6. CONSULTANT AN INDEPENDENT CONTRACTOR: Consultant shall furnish Consultant's services as an independent contractor and not as an employee of the Company. If the Company is required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant pursuant to this Agreement, Consultant shall reimburse the Company in full for taxes required to be withheld from any sum due Consultant.

7.   CONSULTANT NOT TO ENGAGE IN CONFLICTING ACTIVITIES:

          (a) In consideration of the Company entering into this Agreement, Consultant agrees that during the term of this Agreement, he shall not, directly or indirectly:

               (1) solicit, raid, encourage, entice or induce any employee of Foamex to be employed by any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of Foamex;

               (2) interfere with the business relationships of Foamex and the customers and suppliers of Foamex; or

               (3) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action.

          (b) As further consideration for the Company entering into this Agreement, Consultant agrees that during the term of this Agreement, he shall not become an employee of, or a consultant or adviser to, or directly or indirectly, own, control, participate in, invest in, or otherwise acquire an equity position in, whether as a shareholder, partner, joint venture, investor or otherwise, any business entity which is directly or indirectly in competition with the business of Foamex. Nothing herein contained shall be deemed to prohibit Consultant from investing his funds in securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Consultant's holdings therein represent less than one percent (1%) of the total number of shares outstanding.

          (c) Consultant acknowledges that the provisions of this Section 7 are reasonable and necessary for the protection of Foamex, and that each provision, and the period of time and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. In the event that any provision of this section or the Agreement, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and unenforceable.

                                     Page 2

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          (d) Consultant  acknowledges and agrees that Foamex's  remedies at law for a breach or threatened breach of any of the provisions of Section 7 would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach in addition to any remedies at law, Foamex shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

8.   TRADE SECRETS AND INVENTIONS:

          (a) Consultant shall hold in a fiduciary capacity for the benefit of Foamex all secret or confidential information, knowledge or data relating to Foamex and its businesses which shall have been obtained by Consultant during his service with Foamex which is not public knowledge or which becomes public knowledge solely by Consultant's actions in violation of this Agreement. After the termination of this Agreement, Consultant shall not, without the prior written consent of Foamex, communicate or divulge any such information, knowledge or data to anyone other than Foamex and those designated by it.

          (b) Consultant assigns and agrees to assign to the Company or its nominee all rights in inventions or other proprietary information conceived by Consultant during the term of this Agreement with respect to any work that Consultant performs under this Agreement.

9. ASSIGNMENT: This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties and their respective successors and permitted assigns.

10. WAIVER OF BREACH: The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such part of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.

11. ENTIRE AGREEMENT; AMENDMENTS: This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all agreements or understanding among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

12. COUNTERPARTS: The Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

                                     Page 3
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13.  GOVERNING  LAW:  This  Agreement  shall be governed by, and  construed  and interpreted in accordance with, the internal laws of the Commonwealth of Pennsylvania without reference to the principles of conflict of laws.

     IN WITNESS WHEREOF, the parties hereto having reviewed the terms and conditions set forth above have signed this Agreement on the date first written above.


Foamex L.P.                                          Consultant


By: /s/ Gregory J. Christian                         /s/ Robert J. Hay
    ----------------------------------               ---------------------------
    Name:   Gregory J. Christian                     ROBERT J. HAY
    Title:  Executive Vice President
            and General Counsel